EXPLANATION:

This document contains: (I) beginning at EDGAR Page 2, revised pages from the Preliminary Proxy Statement previously submitted to the Staff of the Commission in response to comments received from the Staff by letter dated June 16, 1998; and (II) beginning at EDGAR Page 12, revised pages from the Preliminary Proxy Statement previously submitted to the Staff in response to comments received from the Staff regarding the Company's responses to the comments, dated June 16, 1998, of the Staff.

ITEM I:

                         ANDREA ELECTRONICS CORPORATION
                                 11-40 45th Road
                         Long Island City, New York 11101

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 29, 1998

                              ---------------------


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ANDREA ELECTRONICS CORPORATION ("Company") will be held at the Hotel Intercontinental, 111 East 48th Street, New York, New York 10017, on Wednesday, July 29, 1998 at 10:00 A.M. local time, for the following purposes:


1. To elect eight directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

2. To authorize an amendment to the Restated Certificate of Incorporation, as amended, of the Company to increase the authorized shares of Common Stock to 25,000,000 shares from 15,000,000 shares;

3. To authorize an amendment to the Restated Certificate of Incorporation, as amended, of the Company to permit the issuance of up to 5,000,000 shares of Preferred Stock;

4. To authorize the adoption of the Andrea Electronics Corporation 1998 Stock Option Plan;

5. To ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 1998; and

6. To transact such other business as may properly come before the meeting, and any adjournment(s) thereof.


     The transfer books will not be closed for the Annual Meeting. Only shareholders of record at the close of business on June 9, 1998 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

     YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT, WHICH CONTAINS INFORMATION RELEVANT TO THE ACTIONS TO BE TAKEN AT THE MEETING. IN ORDER TO ASSURE THE PRESENCE OF A QUORUM, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ADDRESSED, POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU SO DESIRE AT ANY TIME BEFORE IT IS VOTED.

                                           By Order of the Board of Directors

                                                              Richard A. Maue
                                                                    Secretary

                                                   Long Island City, New York

June __, 1998

                           ANDREA ELECTRONICS CORPORATION

                                   ---------------

                                   PROXY STATEMENT

                                   ---------------

                                 GENERAL INFORMATION

ANNUAL MEETING

     This Proxy Statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by the Board of Directors of Andrea Electronics Corporation ("Company") to be used at the Annual Meeting of Shareholders of the Company to be held on July 29, 1998 and any adjournment or adjournments thereof ("Annual Meeting"). The matters to be considered at the meeting are set forth in the attached Notice of Meeting.

     The Company's executive offices are located at 11-40 45th Road, Long Island City, New York 11101. On or about June 11, 1998, this Proxy Statement, the enclosed form of proxy and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, which contains audited financial statements, are to be mailed to shareholders of record as of the close of business on June 9, 1998. The Company will furnish to any shareholder copies of any exhibits listed in the Form 10-K contained in the Annual Report upon such shareholder's request and payment of a fee not exceeding the reasonable expenses of furnishing such copies.

SOLICITATION AND REVOCATION

     Proxies in the form enclosed are solicited by and on behalf of the Board of Directors. The persons named in the proxy have been designated as proxies by the Board of Directors. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted "FOR" the election of the nominees listed below under the caption Election Of Directors, "FOR" the increase in the number of authorized shares of Common Stock to 25,000,000 shares from 15,000,000 shares, "FOR" the authorization to issue up to 5,000,000 shares of preferred stock, "FOR" the adoption of the Andrea Electronics Corporation 1998 Stock Option Plan (the "1998 Plan"), "FOR" the selection of Arthur Andersen LLP to serve as the Company's independent accountants for the year ending December 31, 1998, and, in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the meeting and any adjournments thereof. In such unanticipated event that any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Annual Meeting, or by delivering another proxy bearing a later date. Attendance by a shareholder at the Annual Meeting does not alone serve to revoke his or her proxy.

QUORUM

     The presence of a majority of the outstanding shares of Common Stock, represented in person or by proxy at the Annual Meeting, will constitute a quorum. Shares represented by proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" ("broker non-votes") will be treated as shares present for purposes of determining the presence of a quorum on all matters unless authority to vote is completely withheld on the proxy.

RECORD DATE; OUTSTANDING SHARES



     The Board of Directors has fixed the close of business on June 9, 1998 as the record date for the determination of shareholders of the Company who are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on June 9, 1998, an aggregate of 11,083,175 shares of Common Stock were issued and outstanding, each of which is entitled to one vote on each matter to be voted upon at the Annual Meeting. The Company's shareholders do not have cumulative voting rights. The Company has no other class of voting securities entitled to vote at the Annual Meeting.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information as of June 9, 1998 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of the Company's Common Stock, (ii) each director and director-nominee of the Company, (iii) each executive officer whose compensation exceeded $100,000 in the 1997 fiscal year, and (iv) all directors and executive officers of the Company as a group. The total number of shares of Common Stock outstanding on June 9, 1998 was 11,083,175.



NAME OF                          AMOUNT AND NATURE OF        PERCENT OF
BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP(1)     CLASS
- ------------------               --------------------        ----------
Camille Andrea Casling (2)       768,700                      6.9%
Frank A. D. Andrea, Jr.(2)       527,722(3)                   4.8%
Mary Louise Andrea (2)           527,722(3)                   4.8%
ANC-I Limited Partnership(4)     360,000                      3.2%
Douglas J. Andrea (2)            338,588(5)                   3.1%
John N. Andrea (2)               189,742(6)                   1.7%
Patrick D. Pilch                 188,350(7)                   1.7%
Paul M. Morris                    18,000(8)                     *
Christopher Dorney                10,000(9)                     *
Scott Koondel                     10,000(9)                     *
Gary A. Jones                     60,100(10)                    *
Directors and Executive
  Officers as a group
  (8 persons)                  1,342,502(11)                 12.1%


- ---------------------------
* Less than 1%.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. The information concerning the shareholders is based upon information furnished to the Company by such shareholders. Except as otherwise indicated, all of the shares are owned of record and beneficially and the persons identified have sole voting and investment power with respect thereto.

(2) Camille Andrea Casling is a sister of Frank A.D. Andrea, Jr., Chairman of the Company. Mary Louise Andrea is the spouse of Frank A.D. Andrea, Jr. Douglas J. Andrea and John N. Andrea, Co-Presidents of the Company, are the sons of Frank A.D. Andrea, Jr. and Mary Louise Andrea. The address of each of these individuals and ANC-I Limited Partnership is c/o the Company, 11-40 45th Road, Long Island City, New York 11101.


(3) Includes (i) 148,086 shares owned directly by Frank A.D. Andrea, Jr. and Mary Louise Andrea, his spouse, (ii) 67,714 shares owned by a son of Mr. and Mrs. Andrea, beneficial ownership of which is disclaimed by Mr. and Mrs. Andrea, and (iii) 300,000 of the 360,000 shares owned by ANC-I Limited Partnership, representing Mr. Andrea's 41.67% and Mrs. Andrea's 41.67% interest in ANC-I Limited Partnership. Does not include 100,000 shares issuable upon exercise of options under the 1991 Performance Equity Plan (the "1991 Plan") that are not currently exercisable or exercisable within 60 days from the date hereof.

(4) ANC-I Limited Partnership is a Delaware limited partnership, of which the General Partners are Frank A. D. Andrea, Jr. and Mary Louise Andrea. John
N. Andrea and Douglas J. Andrea are limited partners of this partnership.


 (5) Includes (i) 39,088 shares owned directly by Douglas J. Andrea and Mr. Andrea's spouse, (ii) 12,000 of the 360,000 shares owned by ANC-I Limited Partnership, representing Mr. Andrea's 3.3% interest in ANC-I Limited Partnership, and (iii) 287,500 shares issuable upon the exercise of options which are currently exercisable and exercisable within 60 days from the date hereof. Does not include (i) 162,500 shares issuable upon exercise of options under the 1991 Plan that are not currently exercisable or exercisable within 60 days from the date hereof and (ii) subject to shareholder approval of the 1998 Plan, 100,000 shares under the 1998 Plan issuable upon exercise of options under the 1998 Plan that are not currently exercisable and would not be exercisable within 60 days from the date hereof.



(6)  Includes (i) 438 shares owned directly by John N. Andrea and Mr.
Andrea's spouse, (ii) 39,804 shares owned by Mr. Andrea's minor children,
(iii) 12,000 of the 360,000 shares owned by ANC-I Limited Partnership, representing Mr. Andrea's 3.3% interest in ANC-I Limited Partnership, and
(iv) 137,500 shares issuable upon the exercise of options which are currently exercisable and exercisable within 60 days from the date hereof. Does not include (i) 162,500 shares issuable upon exercise of options under the 1991 Plan that are not currently exercisable or exercisable within 60 days from the date hereof and (ii) subject to shareholder approval of the 1998 Plan, 100,000 shares under the 1998 Plan issuable upon exercise of options under the 1998 Plan that are not currently exercisable and would not be exercisable within 60 days from the date hereof.



(7)  Includes (i) 163,350 shares owned directly by Patrick D. Pilch and
(ii) 25,000 shares issuable upon the exercise of options which are currently exercisable pursuant to the terms of the 1991 Plan. Does not include
(i) 100,000 shares issuable upon exercise of options under the 1991
Plan that are not currently exercisable or exercisable within 60 days from the date hereof and (ii) subject to shareholder approval of the 1998 Plan, 50,000 shares under the 1998 Plan issuable upon exercise of options under the 1998 Plan that are not currently exercisable and would not be exercisable within 60 days from the date hereof.


(8) Does not include 25,000 shares issuable upon exercise of options under the 1998 Plan that are subject to shareholder approval of the 1998 Plan and that are not currently exercisable or exercisable within 60 days from the date hereof.

(9) Includes 10,000 shares issuable upon the exercise of options which are currently exercisable pursuant to the terms of the 1991 Plan. Does not include 25,000 shares issuable upon exercise of options under the 1998 Plan that are subject to shareholder approval of the 1998 Plan and that are not currently exercisable or exercisable within 60 days from the date hereof.


(10) Includes 59,500 shares issuable upon the exercise of options which are currently exercisable pursuant to the terms of the 1991 Plan. Does not include (i) 19,500 shares issuable upon exercise of options under the 1991 Plan that are not currently exercisable or exercisable within 60 days from the date hereof and (ii) subject to shareholder approval of the 1998 Plan, 25,000 shares under the 1998 Plan issuable upon exercise of options under the 1998 Plan that are not currently exercisable and would not be exercisable within 60 days from the date hereof.


(11) Includes the shares issuable upon the exercise of the options discussed in notes (5) through (10) above.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock in the Company. Officers, directors and greater-than-ten percent shareholders are also required to furnish the Company with copies of all
Section 16(a) reports they file.  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements were complied with, except that one monthly report was filed late by Douglas J. Andrea.

     PROPOSAL ONE:
                              ELECTION OF DIRECTORS

     The By-laws of the Company provide that the Board of Directors shall determine the number of directors. The Board has determined that the number of directors to be elected at the annual meeting shall be eight. The persons listed below have been designated by the Board as candidates for election as directors to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Such persons include all of the executive officers of the Company. Unless otherwise specified in the form of proxy, the proxies solicited by the management will be voted "FOR" the election of these candidates. The nominees receiving the highest vote totals will be elected as the Directors of the Company. Accordingly, abstentions and broker non-votes will not affect the outcome of the election for Directors of the Company. In case any of these nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment. The election of directors requires a plurality of those shares voted at the meeting with respect to the election of directors.

INFORMATION ABOUT NOMINEES

     Frank A.D. Andrea, Jr., age 71, has been Chairman of the Board since December 1965 and a Director of the Company since 1962. He served as President of the Company from December 1965 to November 1992. Mr. Andrea is the father of Douglas J. Andrea and John N. Andrea.

     John N. Andrea, age 40, has been Co-President of the Company since November 1992 and a Director of the Company since 1992. He served as Executive Vice President of the Company from January 1992 to November 1992 and as Sales & Marketing Director from September 1991 to November 1992. Mr. Andrea is the son of Frank A.D. Andrea, Jr. and the brother of Douglas J. Andrea.

     Douglas J. Andrea, age 35, has been Co-President of the Company since November 1992 and a Director of the Company since 1991. He served as Vice President - Engineering of the Company from December 1991 to November 1992, and as Secretary of the Company from 1989 to January 1993. Mr. Andrea is the son of Frank A.D. Andrea, Jr. and the brother of John N. Andrea.

     Patrick D. Pilch, age 38, has been Executive Vice President and Chief Financial Officer of the Company since April 1995 and a Director of the Company since 1992. He served as Vice President - Investment Banking at Greenwich Capital Markets, Inc. from November 1991 to April 1995, and is a Certified Public Accountant.

     Christopher Dorney, age 55, has been a Director of the Company since
April 1995.   He has been President of Andrea Military Communications, LLC, a subsidiary of the Company. From September 1994 until April 1995, he had been President of the Pulse Laser Division of Holographics, Inc. since September 1994. He served as Director of Business Development at Grumman Corporation's Electronic System Division from January 1989 to September 1994.

     Gary A. Jones, age 52, has been a Director of the Company since April 1996. He has served as President of Digital Technologies, Inc. since 1994 and was Chief Engineer, Allied Signal Ocean Systems from 1987 to 1994. In March 1998, Mr. Jones became Managing Director of Andrea Digital Technologies, Inc.

     Scott Koondel, age 34, has been a Director of the Company since April 1995. He has been the Eastern Manager, Off-Network Television, Paramount Pictures, a subsidiary of Viacom International since June 1993, and was the National Sales Manager for WPIX-TV, a division of Tribune Broadcasting, from June 1990 to June 1993.

     Jack Lahav, age 50, co-founded and has been a director since 1993 of Lamar Signal Processing Ltd., an Israeli digital signal processing company. Since August 1996, he has been the President of Advanced Technology Inc., a manufacturer of robotic routing equipment used in manufacturing printed circuit boards for advanced semiconductors, and from 1990 to 1996, was as a director of Vocaltec Communications Ltd., an Israeli internet telephony software company. In 1980, he founded Remarkable Products, Inc., a direct mail company, and served as its President until the company was sold by him in 1993. Mr. Lahav is a former officer in the Israeli military.

     Paul M. Morris, age 37, has been a Director of the Company since 1992. He has been a Senior Managing Director at Schroder Capital Management since December 1996. He had been a Partner at Weiss, Peck & Greer from July 1995 to December 1996 and prior to that he was employed by Union Bank of Switzerland from 1987 to June 1995, where his last position was Managing Director - Equities.


DIRECTORS' FEES, BOARD MEETINGS AND COMMITTEES

     The Board does not have a nominating committee or a committee performing similar functions. In fiscal 1997, the Audit Committee was comprised of Messrs. Douglas J. Andrea, Paul M. Morris, Christopher Dorney and Scott Koondel. The Audit Committee meets with management to consider the adequacy of the internal controls of the Company and the objectivity of the financial reporting; the committee also meets with the independent accountants and with appropriate Company financial personnel about these matters. The Audit Committee met one time during 1997. The Compensation Committee is comprised of Paul M. Morris, Scott Koondel and Christopher Dorney. The Compensation Committee administers the 1991 Plan and, subject to shareholder approval, the 1998 Plan, and makes recommendations to the Board of Directors with respect to the compensation of management. The Compensation Committee met one time in 1997. The Board of Directors held six meetings during 1997. None of the directors attended less than 75% of such meetings. Each outside
director receives a fee of $1,000 for each meeting attended.   Paul M. Morris,
Scott Koondel, Gary Jones and Christopher Dorney were each paid directors' fees in the amount of $6,000 during 1997.

EXECUTIVE COMPENSATION

The following table sets forth information for the last three fiscal years, respecting compensation earned by the four most highly compensated executive officers earning over $100,000, including the Chief Executive Officer.

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                     --------------------
                                        ANNUAL COMPENSATION                AWARDS
                                -----------------------------------  --------------------
                                                         OTHER        RESTRICTED              ALL
                                                         ANNUAL        STOCK     STOCK      OTHER
NAME AND                         SALARY      BONUS     COMPENSATION    AWARDS   OPTIONS  COMPENSATION
PRINCIPAL POSITION        YEAR    ($)         ($)         ($)           ($)       (#)        ($)
------------------------  ----   -------     -----     -------------  ---------- -------- -------
Frank A.D. Andrea, Jr.    1997   177,086          0     4,613(1)           0     100,000        0
Chairman of the Board,    1996   170,640          0     2,079(2)           0           0        0
Chief Executive Officer   1995   161,160          0     8,820(3)           0           0        0

John N. Andrea            1997   250,000          0     7,821(4)           0     150,000        0
Co-President              1996   202,885          0     7,071(5)           0           0        0
                          1995   174,616          0     7,307(6)           0    100,000(7)      0

Douglas J. Andrea         1997   250,000      4,000    10,652(8)           0     150,000        0
Co-President              1996   195,577      5,000     9,651(9)           0           0        0
                          1995   184,616          0     7,955(10)          0    100,000(7)      0

Patrick D. Pilch          1997   202,503          0     6,249(11)          0     100,000        0
Executive Vice President, 1996   157,500          0     1,555(12)          0           0        0
Chief Financial Officer   1995    73,077(13)      0         0              0     100,000(7)     0


(1)  Represents car allowance payments of $4,613.

(2)  Represents car allowance payments of $2,079.

(3) Represents contribution to Company's profit sharing plan equal to $6,750, or 4.2% of Frank Andrea's salary, and car allowance payments of $2,070.

(4) Represents contribution to Company's profit sharing plan equal to $5,250, or 2.1% of John Andrea's salary, and car allowance payments of $2,571.

(5) Represents contribution to Company's profit sharing plan equal to $4,500, or 2.2% of John Andrea's salary, and car allowance payments of $2,571.

(6) Represents contribution to Company's profit sharing plan equal to $4,500, or 2.6% of John Andrea's salary, and car allowance payments of $2,807.

(7) Represents number of shares covered by options granted in September 1994. Such grant was subject to shareholder approval of an increase in the number of shares covered by the 1991 Plan, which approval was obtained in September 1995.

(8) Represents contribution to Company's profit sharing plan equal to $5,250, or 2.1% of Douglas Andrea's salary, and car allowance payments of $5,402.

(9) Represents contribution to Company's profit sharing plan equal to $6,750, or 3.3% of Douglas Andrea's salary, and car allowance payments of $2,901.

(10) Represents contribution to Company's profit sharing plan equal to $6,059, or 3.3% of Douglas Andrea's salary, and car allowance payments of $1,896.

PROPOSAL TWO:
                     AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Board of Directors recommends adoption by shareholders of an amendment to Article Third of the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to increase the number of shares of Common Stock that may be issued. The Certificate of Incorporation currently authorizes the issuance of 15,000,000 shares of Common Stock, having a par value of $.50 per share. The Board of Directors believes it to be in the best interests of the Company, and has therefore proposed and declared it advisable, that the Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock, par value $.50 per share, to 25,000,000 shares. The Board has directed that such amendment be submitted to a vote of shareholders at the Annual Meeting.


     Of the shares presently authorized, 11,083,175 shares of Common Stock were outstanding on June 9, 1997. This does not include 1,743,000 shares of Common Stock reserved for issuance upon exercise of options granted under the the 1991 Plan, 575,000 shares of Common Stock reserved for issuance upon exercise of options that would be granted under the 1998 Plan in the event that the shareholders of the Company approve the 1998 Plan, the balance of 1,425,000 shares of Common Stock reserved for issuance under the 1998 Plan (which number would be reduced to 225,000 shares if the shareholders do not approve this Proposal Two), 18,750 shares of Common Stock reserved for issuance upon exercise of previously issued warrants, and 1,350,000 shares of Common Stock reserved for issuance upon conversion of the Company's 6% Convertible Notes due June 10, 2000. The Board of Directors believes that the increase in the number of authorized shares of Common Stock will provide for flexibility in future planning and will enable the Company to obtain financing on suitable terms. The Company last increased its authorized shares of Common Stock in 1997, from 10,000,000 shares to 15,000,000 shares.



     The Board of Directors believes it important in the years ahead for the Company to maintain an authorized capitalization that will permit a broad range of financing alternatives. If the Certificate of Incorporation is amended, the additional shares of Common Stock will be available for issuance from time to time for use in obtaining funds for present and future operations, for use in conjunction with possible acquisitions of businesses, properties, technologies or products, for use in possible stock dividends and stock splits, or for any other proper corporate purpose. The Company does not, however, have any current plans or proposals to issue the shares of Common Stock proposed to be authorized, except for issuances of shares upon the exercise of options granted in the future under the 1998 Plan. While the Company may in the future acquire business, properties, technologies or products for shares of its Common Stock, the Company is not currently planning or negotiating any such acquisitions.


     The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

     Any issuance of additional shares of Common Stock of the Company could dilute the equity of the outstanding shares of Common Stock.

     The Board of Directors does not intend to seek further shareholder approval prior to the issuance of any additional shares of Common Stock in future transactions unless required by law, by the Company's Certificate of Incorporation, or by the rules of any stock exchange upon which the stock may be listed, or unless the Company deems it advisable to do so to qualify (or to continue to qualify) an employee benefit plan under the Securities Exchange Act of 1934. Common Stock would be issued only if the Company believed the issuance favorable to, and in the interests of, the Company and its shareholders.

     Under the Certificate of Incorporation of the Company, holders of Common Stock do not have preemptive rights.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR the adoption of this proposal.

PROPOSAL THREE:
                     AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Board of Directors recommends adoption by shareholders of an amendment to Article Third of the Company's Certificate of Incorporation, to authorize the issuance of preferred stock. The Certificate of Incorporation does not currently authorize the issuance of preferred stock. Although the Company has no present understandings, agreements, or plans concerning the issuance of any of the shares of preferred stock to be authorized, the Board of Directors believes it to be in the best interests of the Company, and has therefore proposed and declared it advisable, that the Certificate of Incorporation be amended to authorize the issuance of up to 5,000,000 shares of Preferred Stock, par value $.01 per share. The Board has directed that such amendment be submitted to a vote of shareholders at the Annual Meeting.

     The Board of Directors believes it important in the years ahead for the Company to maintain an authorized capitalization that will permit a broad range of financing alternatives. The Board of Directors believes that the authority to issue shares of preferred stock will provide for flexibility in future planning and will enable the Company to obtain financing on suitable terms.

     The shares comprising each issuance of Preferred Stock would have the relative powers, designations, preferences, rights, and qualifications, limitations and restrictions and other matters as follows:

     (1) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

     (2) Authority would be expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including, without limitation, the following: (a) the distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors; (b) the rate of dividends, if any, on the shares of that series, whether dividends shall be non-cumulative, cumulative to the extent earned or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series or class; (c) whether the shares of that series shall be redeemable and if so the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates) or the property or rights, including securities of any other corporation, payable in case of redemption;
(d) whether the series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund; (e) the rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event; (f) whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class or any other series and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method (if any) of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event; (g) whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; (h) whether or not the shares of that series shall have voting rights, the extent of such voting rights on specified matters or on all matters, the number of votes to which the holder of shares of such series shall be entitled in respect of each share of such series, whether such series shall vote generally with the Common Stock on all matters or (either generally or upon the occurrence of specified circumstances) shall vote separately as a class or with other series of Preferred Stock; and (i) any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of the Company's Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of New York.


     While the Company has no present intention to issue shares of Preferred Stock, any such issuance of shares of Preferred Stock of the Company could dilute the equity of the outstanding shares of Common Stock and could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. In addition, such Preferred Stock may have other rights, including economic rights senior to the Common Stock, and, as a result, the issuance thereof could have a material adverse effect on the market value of the Common Stock.


     The Board of Directors does not intend to seek further shareholder approval prior to the issuance of any shares of preferred stock in future transactions unless required by law, by the Company's Certificate of Incorporation, or by the rules of any stock exchange upon which the stock may be listed, or unless the Company deems it advisable to do so to qualify (or to continue to qualify) an employee benefit plan under the Securities Exchange Act of 1934. Preferred Stock would be issued only if the Company believed the issuance favorable to, and in the interests of, the Company and its shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR the adoption of this proposal.


PROPOSAL FOUR:
                  ADOPTION OF THE ANDREA ELECTRONICS CORPORATION
                            1998 STOCK OPTION PLAN


     The Board of Directors of the Company believes that in order to attract and retain employees and consultants of the highest caliber, provide increased incentive for directors, officers and key employees and to continue to promote the well-being of the Company, it is in the best interests of the Company and its shareholders to provide directors, officers, key employees and consultants of the Company and its subsidiaries, through the granting of stock or stock-related incentive awards, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board of Directors has therefore deemed that it is in the best interests of the Company to establish the 1998 Plan, under which 2,000,000 shares of Common Stock of the Company would be reserved for issuance (800,000 shares if Proposal Two to increase the number of shares of Common Stock authorized for issuance by the Company is not approved by the shareholders). The 1998 Plan was adopted by the Board on May 5, 1998, and is subject to shareholder approval within twelve months of that date. As of June 9, 1998, options covering an aggregate of 575,000 shares have been granted under the 1998 Plan, all of which are conditioned upon approval of the 1998 Plan by the shareholders. At the Annual Meeting, shareholders will be asked to adopt the 1998 Plan. With respect to this matter, abstentions and broker non-votes will have the same effect as a negative vote.


     The following discussion summarizes certain material provisions of the 1998 Plan and is qualified in its entirety by reference to the text of the 1998 Plan, which is attached as Annex A to this Proxy Statement.

Summary of the 1998 Plan

     Administration. The 1998 Plan will be administered by the Board or, at its discretion, by a committee (or committees with respect to different groups of employees, directors or consultants) (the "Administrator") appointed by the Board, whose members serve at the pleasure of the Board. The Administrator has full authority, subject to the provisions of the 1998 Plan, to award (i) Stock Options, (ii) Stock Purchase Rights and/or (iii) other stock-based awards

      12 - ITEM II

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         ANDREA ELECTRONICS CORPORATION
 ---------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
 ---------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------

    5) Total fee paid:

      --------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       -------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------

    3) Filing Party:

       -------------------------------------------------------------------

    4) Date Filed:

       -------------------------------------------------------------------

                         ANDREA ELECTRONICS CORPORATION
                                 11-40 45th Road
                         Long Island City, New York 11101

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST __, 1998

                              ---------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ANDREA ELECTRONICS CORPORATION ("Company") will be held at the Hotel Intercontinental, 111 East 48th Street, New York, New York 10017, on ____day, August __, 1998 at 10:00 A.M. local time, for the following purposes:



1. To elect nine directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;


2. To authorize an amendment to the Restated Certificate of Incorporation, as amended, of the Company to increase the authorized shares of Common Stock to 25,000,000 shares from 15,000,000 shares;

3. To authorize an amendment to the Restated Certificate of Incorporation, as amended, of the Company to permit the issuance of up to 5,000,000 shares of Preferred Stock;

4. To authorize the adoption of the Andrea Electronics Corporation 1998 Stock Option Plan;

5. To ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 1998; and

6. To transact such other business as may properly come before the meeting, and any adjournment(s) thereof.


     The transfer books will not be closed for the Annual Meeting. Only shareholders of record at the close of business on July __, 1998 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.



     YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT, WHICH CONTAINS INFORMATION RELEVANT TO THE ACTIONS TO BE TAKEN AT THE MEETING. IN ORDER TO ASSURE THE PRESENCE OF A QUORUM, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ADDRESSED, POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU SO DESIRE AT ANY TIME BEFORE IT IS VOTED.

                                           By Order of the Board of Directors

                 Richard A. Maue
                                                                    Secretary

                                                   Long Island City, New York

July __, 1998

                           ANDREA ELECTRONICS CORPORATION

                                   ---------------

                                   PROXY STATEMENT

                                   ---------------


                                 GENERAL INFORMATION

ANNUAL MEETING


     This Proxy Statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by the Board of Directors of Andrea Electronics Corporation ("Company") to be used at the Annual Meeting of Shareholders of the Company to be held on August __, 1998 and any adjournment or adjournments thereof ("Annual Meeting"). The matters to be considered at the meeting are set forth in the attached Notice of Meeting.

     The Company's executive offices are located at 11-40 45th Road, Long Island City, New York 11101. On or about July __, 1998, this Proxy Statement, the enclosed form of proxy and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, which contains audited financial statements, are to be mailed to shareholders of record as of the close of business on July __, 1998. The Company will furnish to any shareholder copies of any exhibits listed in the Form 10-K contained in the Annual Report upon such shareholder's request and payment of a fee not exceeding the reasonable expenses of furnishing such copies.


SOLICITATION AND REVOCATION

     Proxies in the form enclosed are solicited by and on behalf of the Board of Directors. The persons named in the proxy have been designated as proxies by the Board of Directors. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted "FOR" the election of the nominees listed below under the caption Election Of Directors, "FOR" the increase in the number of authorized shares of Common Stock to 25,000,000 shares from 15,000,000 shares, "FOR" the authorization to issue up to 5,000,000 shares of preferred stock, "FOR" the adoption of the Andrea Electronics Corporation 1998 Stock Option Plan (the "1998 Plan"), "FOR" the selection of Arthur Andersen LLP to serve as the Company's independent accountants for the year ending December 31, 1998, and, in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the meeting and any adjournments thereof. In such unanticipated event that any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Annual Meeting, or by delivering another proxy bearing a later date. Attendance by a shareholder at the Annual Meeting does not alone serve to revoke his or her proxy.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. The information concerning the shareholders is based upon information furnished to the Company by such shareholders. Except as otherwise indicated, all of the shares are owned of record and beneficially and the persons identified have sole voting and investment power with respect thereto.

(2) Camille Andrea Casling is a sister of Frank A.D. Andrea, Jr., Chairman of the Company. Mary Louise Andrea is the spouse of Frank A.D. Andrea, Jr. Douglas J. Andrea and John N. Andrea, Co-Presidents of the Company, are the sons of Frank A.D. Andrea, Jr. and Mary Louise Andrea. The address of each of these individuals and ANC-I Limited Partnership is c/o the Company, 11-40 45th Road, Long Island City, New York 11101.

(3) Includes (i) 148,086 shares owned directly by Frank A.D. Andrea, Jr. and Mary Louise Andrea, his spouse, (ii) 67,714 shares owned by a son of Mr. and Mrs. Andrea, beneficial ownership of which is disclaimed by Mr. and Mrs. Andrea, and (iii) 300,000 of the 360,000 shares owned by ANC-I Limited Partnership, representing Mr. Andrea's 41.67% and Mrs. Andrea's 41.67% interest in ANC-I Limited Partnership. Does not include 100,000 shares issuable upon exercise of options under the 1991 Performance Equity Plan (the "1991 Plan") that are not currently exercisable or exercisable within 60 days from the date hereof.


(4) ANC-I Limited Partnership is a Delaware limited partnership, of which the General Partners are Frank A. D. Andrea, Jr. and Mary Louise Andrea. John
N. Andrea and Douglas J. Andrea are limited partners of this partnership.


(5)  Includes (i) 39,088 shares owned directly by Douglas J. Andrea and
Mr. Andrea's spouse, (ii) 12,000 of the 360,000 shares owned by ANC-I
Limited Partnership, representing Mr. Andrea's 3.3% interest in ANC-I Limited Partnership, and (iii) 287,500 shares issuable upon the exercise of options which are currently exercisable and exercisable within 60 days from the date hereof. Does not include (i) 162,500 shares issuable upon exercise of options under the 1991 Plan that are not currently exercisable or exercisable within 60 days from the date hereof and (ii) subject to shareholder approval of the 1998 Plan, 100,000 shares issuable upon exercise of options under the 1998 Plan that are not currently exercisable and would not be exercisable within 60 days from the date hereof.



(6)  Includes (i) 438 shares owned directly by John N. Andrea and Mr.
Andrea's spouse, (ii) 39,804 shares owned by Mr. Andrea's minor children,
(iii) 12,000 of the 360,000 shares owned by ANC-I Limited Partnership, representing Mr. Andrea's 3.3% interest in ANC-I Limited Partnership, and
(iv) 137,500 shares issuable upon the exercise of options which are currently exercisable and exercisable within 60 days from the date hereof. Does not include (i) 162,500 shares issuable upon exercise of options under the 1991 Plan that are not currently exercisable or exercisable within 60 days from the date hereof and (ii) subject to shareholder approval of the 1998 Plan, 100,000 shares issuable upon exercise of options under the 1998 Plan that are not currently exercisable and would not be exercisable within 60 days from the date hereof.

(7)  Includes (i) 163,350 shares owned directly by Patrick D. Pilch and
(ii) 25,000 shares issuable upon the exercise of options which are currently exercisable pursuant to the terms of the 1991 Plan. Does not include
(i) 100,000 shares issuable upon exercise of options under the 1991
Plan that are not currently exercisable or exercisable within 60 days from the date hereof and (ii) subject to shareholder approval of the 1998 Plan, 50,000 shares issuable upon exercise of options under the 1998 Plan that are not currently exercisable and would not be exercisable within 60 days from the date hereof.


(8) Does not include 25,000 shares issuable upon exercise of options under the 1998 Plan that are subject to shareholder approval of the 1998 Plan and that are not currently exercisable or exercisable within 60 days from the date hereof.

(9) Includes 10,000 shares issuable upon the exercise of options which are currently exercisable pursuant to the terms of the 1991 Plan. Does not include 25,000 shares issuable upon exercise of options under the 1998 Plan that are subject to shareholder approval of the 1998 Plan and that are not currently exercisable or exercisable within 60 days from the date hereof.


(10) Includes 59,500 shares issuable upon the exercise of options which are currently exercisable pursuant to the terms of the 1991 Plan. Does not include (i) 19,500 shares issuable upon exercise of options under the 1991 Plan that are not currently exercisable or exercisable within 60 days from the date hereof and (ii) subject to shareholder approval of the 1998 Plan, 25,000 shares issuable upon exercise of options under the 1998 Plan that are not currently exercisable and would not be exercisable within 60 days from the date hereof.


(11) Includes the shares issuable upon the exercise of the options discussed in notes (5) through (10) above.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock in the Company. Officers, directors and greater-than-ten percent shareholders are also required to furnish the Company with copies of all
Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements were complied with, except that one monthly report was filed late by Douglas J. Andrea.

     PROPOSAL ONE:
                              ELECTION OF DIRECTORS

     The By-laws of the Company provide that the Board of Directors shall determine the number of directors. The Board has determined that the number of directors to be elected at the annual meeting shall be nine. The persons listed below have been designated by the Board as candidates for election as directors to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Such persons include all of the executive officers of the Company. Unless otherwise specified in the form of proxy, the proxies solicited by the management will be voted "FOR" the election of these candidates. The nominees receiving the highest vote totals will be elected as the Directors of the Company. Accordingly, abstentions and broker non-votes will not affect the outcome of the election for Directors of the Company. In case any of these nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment. The election of directors requires a plurality of those shares voted at the meeting with respect to the election of directors.


INFORMATION ABOUT NOMINEES

     Frank A.D. Andrea, Jr., age 71, has been Chairman of the Board since December 1965 and a Director of the Company since 1962. He served as President of the Company from December 1965 to November 1992. Mr. Andrea is the father of Douglas J. Andrea and John N. Andrea.

     John N. Andrea, age 40, has been Co-President of the Company since November 1992 and a Director of the Company since 1992. He served as Executive Vice President of the Company from January 1992 to November 1992 and as Sales & Marketing Director from September 1991 to November 1992. Mr. Andrea is the son of Frank A.D. Andrea, Jr. and the brother of Douglas J. Andrea.

     Douglas J. Andrea, age 35, has been Co-President of the Company since November 1992 and a Director of the Company since 1991. He served as Vice President - Engineering of the Company from December 1991 to November 1992, and as Secretary of the Company from 1989 to January 1993. Mr. Andrea is the son of Frank A.D. Andrea, Jr. and the brother of John N. Andrea.

     Patrick D. Pilch, age 38, has been Executive Vice President and Chief Financial Officer of the Company since April 1995 and a Director of the Company since 1992. He served as Vice President - Investment Banking at Greenwich Capital Markets, Inc. from November 1991 to April 1995, and is a Certified Public Accountant.

     Christopher Dorney, age 55, has been a Director of the Company since
April 1995.   He has been President of Andrea Military Communications, LLC, a subsidiary of the Company. From September 1994 until April 1995, he had been President of the Pulse Laser Division of Holographics, Inc. since September 1994. He served as Director of Business Development at Grumman Corporation's Electronic System Division from January 1989 to September 1994.

     Gary A. Jones, age 52, has been a Director of the Company since April 1996. He has served as President of Digital Technologies, Inc. since 1994 and was Chief Engineer, Allied Signal Ocean Systems from 1987 to 1994. In March 1998, Mr. Jones became Managing Director of Andrea Digital Technologies, Inc.

     Scott Koondel, age 34, has been a Director of the Company since April 1995. He has been the Eastern Manager, Off-Network Television, Paramount Pictures, a subsidiary of Viacom International since June 1993, and was the National Sales Manager for WPIX-TV, a division of Tribune Broadcasting, from June 1990 to June 1993.

     Jack Lahav, age 50, co-founded and has been a director since 1993 of Lamar Signal Processing Ltd., an Israeli digital signal processing company. Since August 1996, he has been the President of Advanced Technology Inc., a manufacturer of robotic routing equipment used in manufacturing printed circuit boards for advanced semiconductors, and from 1990 to 1996, was as a director of Vocaltec Communications Ltd., an Israeli internet telephony software company. In 1980, he founded Remarkable Products, Inc., a direct mail company, and served as its President until the company was sold by him in 1993. Mr. Lahav is a former officer in the Israeli military.

     Paul M. Morris, age 37, has been a Director of the Company since 1992. He has been a Senior Managing Director at Schroder Capital Management since December 1996. He had been a Partner at Weiss, Peck & Greer from July 1995 to December 1996 and prior to that he was employed by Union Bank of Switzerland from 1987 to June 1995, where his last position was Managing Director - Equities.


DIRECTORS' FEES, BOARD MEETINGS AND COMMITTEES

     The Board does not have a nominating committee or a committee performing similar functions. In fiscal 1997, the Audit Committee was comprised of Messrs. Douglas J. Andrea, Paul M. Morris, Christopher Dorney and Scott Koondel. The Audit Committee meets with management to consider the adequacy of the internal controls of the Company and the objectivity of the financial reporting; the committee also meets with the independent accountants and with appropriate Company financial personnel about these matters. The Audit Committee met one time during 1997. The Compensation Committee is comprised of Paul M. Morris, Scott Koondel and Christopher Dorney. The Compensation Committee administers the 1991 Plan and, subject to shareholder approval, the 1998 Plan, and makes recommendations to the Board of Directors with respect to the compensation of management. The Compensation Committee met one time in 1997. The Board of Directors held six meetings during 1997. None of the directors attended less than 75% of such meetings. Each outside director receives a fee of $1,000 for each meeting attended. Paul M. Morris, Scott Koondel, Gary Jones and Christopher Dorney were each paid directors' fees in the amount of $6,000 during 1997.

EXECUTIVE COMPENSATION

     The following table sets forth information for the last three fiscal years, respecting compensation earned by the four most highly compensated executive officers earning over $100,000, including the Chief Executive Officer.

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                     --------------------
                                        ANNUAL COMPENSATION                AWARDS
                                -----------------------------------  --------------------
                                                          OTHER      RESTRICTED               ALL
                                                         ANNUAL        STOCK     STOCK       OTHER
        NAME AND                 SALARY      BONUS    COMPENSATION     AWARDS   OPTIONS   COMPENSATION
   PRINCIPAL POSITION     YEAR    ($)         ($)         ($)           ($)       (#)         ($)
------------------------  ----   --------    -------   -------------  ---------- --------  ------------
Frank A.D. Andrea, Jr.    1997   177,086          0     4,613(1)           0     100,000         0
Chairman of the Board,    1996   170,640          0     2,079(2)           0           0         0
Chief Executive Officer   1995   161,160          0     8,820(3)           0           0         0

John N. Andrea            1997   250,000          0     7,821(4)           0     150,000         0
Co-President              1996   202,885          0     7,071(5)           0           0         0
                          1995   174,616          0     7,307(6)           0     100,000(7)      0

Douglas J. Andrea         1997   250,000      4,000    10,652(8)           0     150,000         0
Co-President              1996   195,577      5,000     9,651(9)           0           0         0
                          1995   184,616          0     7,955(10)          0     100,000(7)      0

Patrick D. Pilch          1997   202,503          0     6,249(11)          0     100,000         0
Executive Vice President, 1996   157,500          0     1,555(12)          0           0         0
Chief Financial Officer   1995    73,077(13)      0         0              0     100,000(7)      0

(1)  Represents car allowance payments of $4,613.

(2)  Represents car allowance payments of $2,079.

(3) Represents contribution to Company's profit sharing plan equal to $6,750, or 4.2% of Frank Andrea's salary, and car allowance payments of $2,070.

(4) Represents contribution to Company's profit sharing plan equal to $5,250, or 2.1% of John Andrea's salary, and car allowance payments of $2,571.

(5) Represents contribution to Company's profit sharing plan equal to $4,500, or 2.2% of John Andrea's salary, and car allowance payments of $2,571.

(6) Represents contribution to Company's profit sharing plan equal to $4,500, or 2.6% of John Andrea's salary, and car allowance payments of $2,807.

(7) Represents number of shares covered by options granted in September 1994. Such grant was subject to shareholder approval of an increase in the number of shares covered by the 1991 Plan, which approval was obtained in September 1995.

(8) Represents contribution to Company's profit sharing plan equal to $5,250, or 2.1% of Douglas Andrea's salary, and car allowance payments of $5,402.

(9) Represents contribution to Company's profit sharing plan equal to $6,750, or 3.3% of Douglas Andrea's salary, and car allowance payments of $2,901.

(10) Represents contribution to Company's profit sharing plan equal to $6,059, or 3.3% of Douglas Andrea's salary, and car allowance payments of $1,896.

(11) Represents contribution to Company's profit sharing plan equal to $4,575, or 2.3% of Patrick Pilch's salary, and car allowance payments of $1,674.

(12)  Represents car allowance payments of $1,555.

(13)  Mr. Pilch joined the Company on April 1, 1995.

     The Company granted stock options covering an aggregate of 400,000 shares of Common Stock during fiscal year 1997 to the named executive officers as indicated in the above table.


     The following table summarizes for each of the named executive officers the number of shares acquired and value realized upon exercise of options during fiscal 1997 and the aggregate dollar value of in-the-money, unexercised options at December 31, 1997. None of the named executive officers exercised or held any SARs during the year.

                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                      FISCAL YEAR END OPTION VALUES
                                                       Number of Securities       Value of Unexercised
                        Shares                         Underlying Options at      In-the-Money Options
                        Acquired on    Value           Fiscal Year End --         at Fiscal Year End --
Name                    Exercise       Realized        Exercisable/Unexercisable
Exercisable/Unexercisable(1)
--------------          -----------    --------        -------------------------  ------------------------
Frank A.D. Andrea, Jr.  300,000 (2)    $        0 (2)        0 shares/            $        0/
                                                       100,000 shares (2)(6)      $  118,750

John N. Andrea          125,000 (3)    $1,839,598 (3)  225,000 shares/            $2,157,813/
                                                       150,000 shares (3)(6)      $1,884,375

Douglas J. Andrea       100,000        $1,555,500      300,000 shares/            $3,452,500/
                                                       150,000 shares (4)(6)      $1,884,375

Patrick D. Pilch         75,000        $        0       75,000 shares/            $  895,313/
                                                       100,000 shares (5)(6)      $1,256,250

(1) Values were based on a closing trade price for the Company's Common Stock on December 31, 1997 of $17.9375 per share.

(2) Frank A. D. Andrea was granted options under the 1991 Plan to purchase 300,000 shares at a price of $.743 per share on June 26, 1992 (all of which were exercised in 1997) and to purchase 100,000 shares at a price of $16.75 per share on August 28, 1997. Value realized does not include $1,052,250 realized from the exercise of options in 1996 that were sold in 1997.

(3) John N. Andrea was granted options under the 1991 Plan to purchase 300,000 shares at $.675 per share on June 26, 1992 (of which options for 125,000 shares were exercised during 1997), to purchase 100,000 shares at a price of $6.00 per share on September 12, 1994 and to purchase 150,000 shares at a price of $5.375 per share on April 1, 1997. Value realized does not include $287,000 realized from the exercise of options in 1996 that were sold in 1997.

(4) Douglas J. Andrea was granted options under the 1991 Plan to purchase 300,000 shares at $.675 per share on June 26, 1992 (of which options for 100,000 shares were exercised during 1997), to purchase 100,000 shares at a price of $6.00 per share on September 12, 1994 and to purchase 150,000 shares at a price of $5.375 per share on April 1, 1997.

(5) Patrick D. Pilch was granted options under the 1991 Plan to purchase 25,000 shares at $.675 per share on June 26, 1992 (all of which were exercised in 1997), to purchase 25,000 shares at $.675 per share on October 26, 1992 (all of which were exercised in 1997), to purchase 100,000 shares at a price of $6.00 per share on September 12, 1994 (of which options for 25,000 shares were exercised in 1997) and to purchase 100,000 shares at a price of $5.375 per share on April 1, 1997.

(6) Of the options granted, none are exercisable during the first year following grant; 25% of the options become exercisable during the second year following grant; an additional 25% become exercisable during the third year following grant; and the remaining 50% become exercisable during the fourth year following grant.

Employment Agreements and Change in Control Arrangements

     The Company has entered into three-year employment agreements that commenced on January 1, 1998 with each of John N. Andrea as Co-President of the Company, Douglas J. Andrea as Co-President of the Company, and Patrick D. Pilch, as Executive Vice President and Chief Financial Officer of the Company. Under these agreements, the annual base salaries of John N. Andrea, Douglas J. Andrea and Patrick D. Pilch are $200,000, $200,000 and $175,000, respectively, and each agreement provides for additional short-term incentive compensation in the form of annual cash bonuses based on the achievement of performance goals and long-term incentive compensation in the form of cash or equity-based awards. Performance goals, measures and annual awards will be determined by the Compensation Committee and approved by the Board. Under each agreement, on the occurrence of a Change in Control (as defined in each agreement), the Company shall pay the executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to the greater of the payments due for the remaining term of the agreement or three times the executive's average annual total compensation for the five preceding taxable years. In addition, on the occurrence of a Change in Control, all restrictions on any restricted stock then held by the executive will lapse immediately, incentive stock options and stock appreciation rights then held by the executive will become immediately exercisable, and any performance shares or units then held by the executive will vest immediately in full, and the executive will be entitled to receive benefits due him under or contributed by the Company on his behalf pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Company on the executive's behalf to the extent such benefits are not otherwise paid to the executive under a separate provision of the agreement. If, during the term of each employment agreement, the Company terminates the executive's employment other than for Cause (as defined in each agreement), or the executive resigns for Good Reason (as defined in each agreement), the Company shall pay to the executive a sum equal to (i) the amount of the remaining salary payments that the executive would have earned if he continued his employment with the Company during the remaining unexpired term of his employment agreement at his base salary at the date of termination; (ii) the average of the amount of bonus and any other compensation paid to the executive during the term of his employment agreement times the remaining number of years of the agreement and any fraction thereof; and (iii) an amount equal to the average of the annual contributions that were made on the executive's behalf to any employee benefit plans of the Company during the term of the agreement times the remaining number of years of the agreement and any fraction thereof.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     In 1996, the Company formed Andrea Military Communications, LLC
("AMC"), a Delaware limited liability company, in which the Company has a 72.7% equity interest. The purpose of AMC is to collaborate with Northrop Grumman in accordance with the Company's agreement with Northrop Grumman relating to the qualification for military sales and subsequent marketing of headsets that incorporate Andrea Anti-Noise technology to military customers. Among the members of AMC is a corporation owned by Christopher Dorney, a director of the Company. In exchange for this corporation acting as a manager of AMC through Mr. Dorney, this corporation was granted a 13.6% equity interest in AMC. In addition, commencing upon the award of a contract for the purchase of the headsets from Northrop Grumman to AMC, this corporation will receive an annual base compensation of $125,000, plus monetary or other compensation sufficient to provide insurance and other benefits to Mr. Dorney equivalent to those of the officers of the Company, plus an annual bonus in a range between 0% and 40% of the base compensation. Also immediately upon the award of such purchase contract, this corporation will be awarded warrants to purchase 50,000 shares of Andrea Common Stock at an exercise price of $10.00 per share, which warrants will vest at an annual rate of 20% beginning on the first anniversary of the date of the award. No assurance can be given that the headsets that are the subject of the agreement with Northrop Grumman will be qualified for purchase by the military or that a contract for the purchase of the headsets will by awarded by Northrop Grumman to AMC.

     During 1997 the Company paid an aggregate of $194,206 to Digital Technologies, Inc., a software development company of which Gary A. Jones, a director of the Company, is the President. Of this amount, approximately 90% was for software development fees and approximately 10% was for reimbursable expenses.

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return for the five years ended December 31, 1997 based upon the market price of the Company's Common Stock with the cumulative total return on the AMEX Market Value Index and a defined peer group based on companies in the SIC industry code index entitled "radio and television communication equipment". The graph assumes a $100 investment on January 1, 1993 and the reinvestment of all dividends.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
        ANDREA ELECTRONICS CORPORATION, AMEX MARKET INDEX, AND SIC CODE INDEX

                                    SIC
         Andrea          AMEX       Code
         Electronics     Market     Industry
Year     Corporation     Index      Index
- -----    -----------     ------     -----
1993       539.11        118.81     163.22
1994       533.52        104.95     209.36
1995       270.95        135.28     211.51
1996       245.81        142.74     215.51
1997       801.68        171.76     210.40

COMPENSATION COMMITTEE REPORT

     For the year ended December 31, 1997, the majority of the Compensation Committee of the Board of Directors for the Company was composed of independent Directors. Currently, the Compensation Committee is comprised of Paul M. Morris, Scott Koondel and Christopher Dorney. The Compensation Committee is responsible for establishing and monitoring compensation policies of the Company, evaluating the performance of executives and establishing salary rates and increases.

     It is the policy of the Company to evaluate the performance of senior management annually using subjective criteria established by the Committee. Compensation increases are determined by the Committee based on annual evaluations. In addition, the Committee supplements its criteria with extensive consultative studies of best compensation practices within the industry in which the Company is engaged. The Committee reviews the evaluations and sets compensation levels for the coming year.

     The Compensation Committee considerations include management skills, long-term performance, shareholder returns, operating results, new product and technological developments and introductions, asset-liability management, and unusual accomplishments as well as economic conditions and other external events that affect the operations of the Company. Compensation policies must promote the attraction and retention of highly qualified executives and the motivation of these executives for performance related to a financial interest in the success of the Company and the enhancement of long-term shareholders' value.

     In addition to salaries, the Company's compensation plan includes the awarding of stock options based on performance, length of service and salary grades. The awards of stock options should provide increased motivation to work for the success of the Company, thereby increasing the potential for personal financial success. Options granted to executives and employees are at a price equal to the closing price of the Company's stock on the date of grant.

                                       Compensation Committee

                                       Paul M. Morris
                                       Scott Koondel
                                       Christopher Dorney

     PROPOSAL TWO:
                     AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Board of Directors recommends adoption by shareholders of an amendment to Article Third of the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to increase the number of shares of Common Stock that may be issued. The Certificate of Incorporation currently authorizes the issuance of 15,000,000 shares of Common Stock, having a par value of $.50 per share. The Board of Directors believes it to be in the best interests of the Company, and has therefore proposed and declared it advisable, that the Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock, par value $.50 per share, to 25,000,000 shares. The Board has directed that such amendment be submitted to a vote of shareholders at the Annual Meeting.


     Of the shares presently authorized, 11,101,175 shares of Common Stock were outstanding on July ___, 1997. This does not include 1,743,000 shares of Common Stock reserved for issuance upon exercise of options granted under the the 1991 Plan, 18,750 shares of Common Stock reserved for issuance upon exercise of previously issued warrants, and 2,100,000 shares of Common Stock reserved for issuance upon conversion of the Company's 6% Convertible Notes due June 10, 2000 (the "Notes").


     The Notes were issued on June 10, 1998 in the outstanding principal amount of $10,753,000, and bear interest from the date of issuance at a rate of 6% per annum. With respect to any portion of the Notes converted prior to their maturity, accrued interest is payable on such portion at the time of conversion, otherwise accrued interest is payable at the maturity of the Notes. At the option of the Company, interest is payable in the form of cash or shares of Common Stock at the conversion price then in effect.
The conversion price for the Notes is the average of the two lowest closing prices of the Common Stock during the 30 trading days preceding any date of conversion, subject to a maximum conversion price of $16.125 per share. The maximum number of shares issuable upon conversion is 2,100,000 shares. If this maximum number of shares were to be issued and thereafter there is any remaining unconverted principal amount of the Notes, the interest rate on such remaining principal amount would be increased to 17% per annum. The Company will use the proceeds from the issuance of the Notes primarily for working capital requirements. While any conversion of the Notes would increase the number of outstanding shares of Common Stock of the Company, management believes that this dilutive impact would be outweighed by the long-term benefits of this financing.


      The Board of Directors believes that it is important in the years ahead for the Company to maintain an authorized capitalization that will permit a broad range of financing alternatives, and that the proposed increase in the number of authorized shares of Common Stock will provide for flexibility in future planning and will enable the Company to obtain financing on suitable terms. The Company last increased its authorized shares of Common Stock in 1997, from 10,000,000 shares to 15,000,000 shares. If the Certificate of Incorporation is amended, the additional shares of Common Stock will be available for issuance from time to time for use in obtaining funds for present and future operations, for use in conjunction with possible acquisitions of businesses, properties, technologies or products, for use in possible stock dividends and stock splits, for issuance under the Company's proposed
1998 Stock Option Plan, or for any other proper corporate purpose.  The
Company does not, however, have any current plans or proposals to issue the shares of Common Stock proposed to be authorized, except for issuances of shares upon the exercise of options granted in the future under the 1998 Plan. While the Company may in the future acquire business, properties, technologies or products for shares of its Common Stock, the Company is not currently planning or negotiating any such acquisitions.


     The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

     Any issuance of additional shares of Common Stock of the Company could dilute the equity of the outstanding shares of Common Stock.

        The Board of Directors does not intend to seek further shareholder approval prior to the issuance of any additional shares of Common Stock in future transactions unless required by law, by the Company's Certificate of Incorporation, or by the rules of any stock exchange upon which the stock may be listed, or unless the Company deems it advisable to do so to qualify (or to continue to qualify) an employee benefit plan under the Securities Exchange Act of 1934. Common Stock would be issued only if the Company believed the issuance to be favorable to, and in the interests of, the Company and its shareholders.


     Under the Certificate of Incorporation of the Company, holders of Common Stock do not have preemptive rights.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR the adoption of this proposal.

     PROPOSAL THREE:
                     AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Board of Directors recommends adoption by shareholders of an amendment to Article Third of the Company's Certificate of Incorporation, to authorize the issuance of preferred stock. The Certificate of Incorporation does not currently authorize the issuance of preferred stock. Although the Company has no present understandings, agreements, or plans concerning the issuance of any of the shares of preferred stock to be authorized, the Board of Directors believes it to be in the best interests of the Company, and has therefore proposed and declared it advisable, that the Certificate of Incorporation be amended to authorize the issuance of up to 5,000,000 shares of Preferred Stock, par value $.01 per share. The Board has directed that such amendment be submitted to a vote of shareholders at the Annual Meeting.

     The Board of Directors believes it is important in the years ahead for the Company to maintain an authorized capitalization that will permit a broad range of financing alternatives. The Board of Directors believes that the authority to issue shares of preferred stock will provide for flexibility in future planning and will enable the Company to obtain financing on suitable terms.


     The shares comprising each issuance of Preferred Stock would have the relative powers, designations, preferences, rights, and qualifications, limitations and restrictions and other matters as follows:

     (1) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

     (2) Authority would be expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including, without limitation, the following: (a) the distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors; (b) the rate of dividends, if any, on the shares of that series, whether dividends shall be non-cumulative, cumulative to the extent earned or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series or class; (c) whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates) or the property or rights, including securities of any other corporation, payable in case of redemption;
(d) whether the series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

15.     AMENDMENT AND TERMINATION OF THE PLAN.

     a. AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

     b. SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

     c. EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

16.     CONDITIONS UPON ISSUANCE OF SHARES.

     a. LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     b. INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                        ANDREA ELECTRONICS CORPORATION
                             STOCK OPTION AGREEMENT

     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

1.     NOTICE OF STOCK OPTION GRANT

(Optionee's Name and Address)
You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

     Grant Number                          _________________________
     Date of Grant                         _________________________
     Vesting Commencement Date             _________________________
     Exercise Price per Share              $________________________
     Total Number of Shares Granted        _________________________
     Total Exercise Price                  $________________________
     Type of Option:                   ___ Incentive Stock Option
                                       ___ Nonstatutory Stock Option
Term/Expiration Date:                      _________________________

Vesting Schedule:
This Option may be exercised, in whole or in part, in accordance with the following schedule:



Termination Period:
This Option may be exercised for _____ (days/months) after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

2.     AGREEMENT

     a. GRANT OF OPTION. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

     If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

     b.     EXERCISE OF OPTION.
          (i) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

          (ii) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

     No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     c. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:
          (i) cash;

          (ii) check;

          (iii) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

          (iv) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

          (v) with the Administrator's consent, delivery of Optionee's promissory note (the "Note") in the form attached hereto as Exhibit C, in the amount of the aggregate Exercise Price of the Exercised Shares together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit B. The Note shall bear interest at the "applicable federal rate" prescribed under the Code and its regulations at time of purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement.

     d. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     e. TERM OF OPTION. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

     f. TAX CONSEQUENCES. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

     g.     EXERCISING THE OPTION.
          (i) Nonstatutory Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          (ii) Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

     h.     DISPOSITION OF SHARES.
          (i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

          (ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of
(A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

     i. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or
(ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

     j. ENTIRE AGREEMENT; GOVERNING LAW. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of New Jersey.

     k. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                            ANDREA ELECTRONICS CORPORATION

________________________________     __________________________________
Signature                            By
                                     Title

________________________________
Print Name
Residence Address

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
                              CONSENT OF SPOUSE

The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



-----------------------------------------------
Spouse of Optionee

                                    EXHIBIT A
                                 1998 STOCK PLAN
                                 EXERCISE NOTICE

Andrea Electronics Corporation
11-40 45th Road
Long Island City, NY 11101
Attention: Secretary

1. EXERCISE OF OPTION. Effective as of today, ________________, 199__, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Andrea Electronics Corporation (the "Company") under and pursuant to the 1998 Stock Plan (the "Plan") and the Stock Option Agreement dated _____________, 19___ (the "Option Agreement"). The purchase price for the Shares shall be $_____________, as required by the Option Agreement.

2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares.

3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. ENTIRE AGREEMENT; GOVERNING LAW. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of New Jersey.

Submitted by:                           Accepted by:
PURCHASER:                              ANDREA ELECTRONICS CORPORATION:

____________________________            _______________________________
Signature                               Name
                                        Title:
____________________________
Print Name

Address:

____________________________

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---------------------------------------------------------------Date Received